UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2018

ENDOLOGIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28440	68-0328265

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Musick

Irvine, CA 92618

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (949) 595-7200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2018, the Company entered into an underwriting agreement with BTIG, LLC (the “Underwriting Agreement”) relating to the underwritten offering of 17,653,809 shares of the Company’s common stock, par value $0.001 per share (the “Offering”). BTIG, LLC has agreed to purchase the shares pursuant to the Underwriting Agreement at a price of $1.1329 per share. Under the terms of the Underwriting Agreement, the Company has granted BTIG, LLC an option, exercisable for 30 days, to purchase up to an additional 2,648,071 shares of common stock. The total net proceeds to the Company from the Offering are expected to be approximately $20.0 million, before deducting estimated offering expenses payable by the Company, assuming no exercise by BTIG, LLC of its option to purchase additional shares of common stock. The Offering is expected to close on or about October 29, 2018, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and BTIG, LLC, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. All of the Company’s directors and executive officers and their affiliated entities have agreed not to sell or transfer any shares of the Company’s common stock for 90 days, and the Company has agreed not to sell or transfer any shares of the Company’s common stock for 90 days, in each case, after October 24, 2018 without first obtaining the written consent of BTIG, LLC, subject to certain exceptions as described in the prospectus supplement.

The Offering is being made pursuant to the registration statement on Form S-3, declared effective by the Securities and Exchange Commission on August 3, 2018 (Registration No. 333-225320), a base prospectus dated August 3, 2018 and a prospectus supplement dated October 24, 2018. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of DLA Piper LLP (US) relating to the legality of the shares of common stock to be issued in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On October 24, 2018, Endologix, Inc. (the “Company”) issued a press release announcing the Offering (as defined below) and on October 25, 2018, the Company issued a press release announcing the pricing of the Offering. Copies of these press releases are furnished as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K.

The information furnished under this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 24, 2018, between Endologix, Inc. and BTIG, LLC.

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

99.1	Press Release dated October 24, 2018.

99.2	Press Release dated October 25, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endologix, Inc.

By:	/s/ Vaseem Mahboob
Vaseem Mahboob

Chief Financial Officer

October 26, 2018